Exhibit 99.5







                        December 20, 2001




EquiServe
525 Washington Boulevard
Jersey City, NJ 07310
Attn:  Carlos Capellan

     Re: Rights Agreement, dated February 14, 2000, between EOG Resources, Inc. (the "Company") and First Chicago Trust Company of New York
          ("First Chicago"), as amended by the Amendment to Rights Agreement dated December 13, 2001, and by the Amendment No. 2 to Rights Agreement, dated December 20, 2001 (the "Rights Agreement")

Dear Sirs:

      First Chicago has notified the Company that it is resigning as Rights Agent under the Rights Agreement effective January 12, 2002. The purpose of this letter is to reflect our agreement that EquiServe Trust Company, N.A. ("Equiserve") be appointed and serve as successor Rights Agent.

     Accordingly, pursuant to the provisions of Section 21 of the Rights Agreement, the Company hereby appoints EquiServe as successor Rights Agent under the Rights Agreement, with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under the Rights Agreement.

      By your execution of this letter, you confirm that (i) you have reviewed the terms of the Rights Agreement, (ii) you meet all the qualifications required under Section 21 of the Rights Agreement to be appointed successor Rights Agent, and (iii) you accept this appointment and agree to act as successor Rights Agent under the Rights Agreement.

      If  the foregoing correctly reflects our agreement,  please execute  each  counterpart of this letter in the  space  provided
below,   and  return  one  fully  executed  counterpart  to   the
undersigned.

                              EOG RESOURCES, INC.



                              By:         /s/ DAVID R. LOONEY
                                     ----------------------------
                              Name:  David R. Looney
                              Title: Vice President - Finance


Agreed and accepted:

EQUISERVE TRUST COMPANY, N.A.


By:      /s/ ANTHONY J. MILO
       -----------------------
Name:  Anthony J. Milo
Title: Managing Director